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                                RIGHTS AGREEMENT



                                 by and between



                         BELLWETHER EXPLORATION COMPANY

                                      and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                as Rights Agent



                         Dated as of September 12, 1997

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

                               TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----
Section 1.   Certain Definitions.....................................................     1
Section 2.   Appointment of Rights Agent.............................................     4
Section 3.   Issue of Rights Certificates............................................     4
Section 4.   Form of Rights Certificates.............................................     6
Section 5.   Countersignature and Registration.......................................     6
Section 6.   Transfer, Split Up, Combination and Exchange of Rights Certificates;
              Mutilated, Destroyed, Lost or Stolen Certificates......................     7
Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights...........     8
Section 8.   Cancellation and Destruction of Rights Certificates.....................     9
Section 9.   Reservation and Availability of Preferred Stock.........................    10
Section 10.  Preferred Stock Record Date.............................................    11
Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or
              Number of Rights.......................................................    11
Section 12.  Certificate of Adjusted Purchase Price or Number of Shares..............    20
Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power....    20
Section 14.  Fractional Rights and Fractional Shares.................................    22
Section 15.  Rights of Action........................................................    24
Section 16.  Agreement of Rights Holders.............................................    24
Section 17.  Rights Certificate Holder Not Deemed a Stockholder......................    24
Section 18.  Concerning the Rights Agent.............................................    25
Section 19.  Merger or Consolidation or Change of Name of Rights Agent...............    25
Section 20.  Duties of Rights Agent..................................................    26
Section 21.  Change of Rights Agent..................................................    28
Section 22.  Issuance of New Rights Certificates.....................................    29
Section 23.  Exchange................................................................    29
Section 24.  Redemption..............................................................    30
Section 25.  Notice of Certain Events................................................    31
Section 26.  Notices.................................................................    32
Section 27.  Supplements and Amendments..............................................    33
Section 28.  Determination and Actions by the Board of Directors, etc................    33
Section 29.  Successors..............................................................    34
Section 30.  Benefits of this Agreement..............................................    34
Section 31.  Severability............................................................    34
Section 32.  Governing Law...........................................................    34
Section 34.  Descriptive Headings....................................................    34

Exhibit A    Form of Certificate of Designation, Preferences
              and Rights of Series A Preferred Stock.................................   A-1

Exhibit B    Form of Rights Certificate..............................................   B-1

Exhibit C    Summary of Rights.......................................................   C-1

                                RIGHTS AGREEMENT

          This Agreement, dated as of September 12, 1997, between Bellwether Exploration Company, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").


                              W I T N E S S E T H:
                              --------------------

          WHEREAS, on September 12, 1997, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of common stock, $0.01 par value, of the Company (the "Common Stock") outstanding as of the close of business on September 26, 1997 (the "Record Date"), and contemplates the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase, initially, one one-hundredth of one share of Preferred Stock of the Company (as defined in Section 1 hereof), upon the terms and subject to the conditions hereinafter set forth (the "Rights").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

          SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of securities representing 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, (i) no Person shall become an "Acquiring Person" as a result of an acquisition of Common Stock by the Company which, by reducing the aggregate number of shares of Common Stock outstanding, increases the percentage of the total number of shares of Common Stock outstanding which are beneficially owned by such Person to 15% or more; provided however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Stock then outstanding by reason of purchases of Common Stock by the Company and such Person shall, after such share purchases by the Company, become the Beneficial Owner of additional shares of Common Stock totaling 1% or more of the shares of Common Stock then outstanding, then such Person shall constitute an "Acquiring Person" and (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently and in good faith, and, if requested by the Board of Directors, such Person agrees to divest himself of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "Exchange Act").

               (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                    (i) which such Person or any of such Person's Affiliates or
               Associates beneficially owns, directly or indirectly;

                    (ii) which such Person or any of such Person's Affiliates or
               Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
               Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M., Houston, Texas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Houston, Texas time, on the next succeeding Business Day.

          (f) "Common Stock" when used with reference to the Company shall mean the shares of common stock, par value $.01 per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (g) "Company" shall mean Bellwether Exploration Company, a Delaware corporation.

          (h) "Continuing Director" shall mean, as of the time a determination is made, a member of the Board of Directors of the Company who was elected by the stockholders of the Company at a regularly scheduled annual meeting of stockholders or who was appointed by the Board of Directors of the Company at a time when at least a majority of the members of the Board of Directors of the Company were elected by the stockholders of the Company at a regularly scheduled annual meeting of stockholders.

          (i) "Distribution Date" shall have the meaning assigned to such term in Section 3 hereof.

          (j) "Expiration Date" shall have the meaning assigned to such term in
     Section 7 hereof.

          (k) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity and shall include any successor (by merger or otherwise) of such entity.

          (l) "Preferred Stock" shall mean the Series A Preferred Stock,
     $1.00 par value, of the Company having the rights and preferences set forth in the Form of Certificate of Designation, Preferences and Rights attached to this Agreement as Exhibit A.

          (m) "Purchase Price" shall mean the price per share of Common Stock described in Section 7 hereof.

          (n) "Record Date" shall have the meaning as set forth in the Preamble of this Agreement.

          (o) "Rights" shall have the meaning as set forth in the Preamble of this Agreement.

          (p) "Rights Agent" shall have the meaning as set forth in the Preamble of this Agreement.

          (q) "Rights Certificate" shall have the meaning assigned to such term in Section 3 hereof.

          (r) "Section 11(a)(ii) Event" shall mean any event described in
     Section 11(a)(ii) hereof.

          (s) A "Section 13 Event" shall mean any event described in
     Section 13(a)(x), (y) or (z) hereof.

          (t) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (u) A "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or interest is owned, directly, or indirectly, by such Person.

          (v) A "Triggering Event" shall mean a Section 11(a)(ii) Event or any Section 13 Event.

     SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine.

     SECTION 3.  ISSUE OF RIGHTS CERTIFICATES.  (a)  Until the earlier of
(i) the tenth day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer that, if consummated, would result in such Person, alone or together with its Affiliates and Associates, becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the name of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          (c) Certificates for Common Stock which become outstanding (including, without limitation, shares issued out of treasury and certificates issued upon transfer or exchange of Common Stock) after the Record Date, but prior to the earliest of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Bellwether Exploration Company (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of September 12, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company and the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. If the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any rights associated with the shares of Common Stock that are no longer outstanding.

     SECTION 4.  FORM OF RIGHTS CERTIFICATES.  The Rights Certificates
(and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of authentication thereof, and on their face shall entitle the holders thereof to purchase such number of one-hundredths of a share of Preferred Stock at the exercise price as shall be set forth therein, but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     SECTION 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

          SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date (as such term is defined in Section 7(a) hereof), any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become void pursuant to Section 7(e) hereof or that may have been exchanged pursuant to Section 23 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or other Rights Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or Common Stock, other securities or other property, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged, with the form of assignment duly executed, at the principal office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

          SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with the aggregate Purchase Price with respect to the total number of one-hundredths of a share of Preferred Stock (or other securities or property, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on the tenth anniversary of the Record Date, (ii) the time at which the Rights are redeemed as provided in Section 24 hereof or (iii) the time at which the Board of Directors of the Company orders the exchange of Rights pursuant to paragraph (a) of Section 23 (the earlier of (i), (ii) and (iii) is herein referred to as the "Expiration Date"). Subject to adjustment as provided herein, each Right shall initially be exercisable for one one-hundredth of a share of Preferred Stock.

          (b) The Purchase Price for each one one-hundredth share of Preferred Stock pursuant to the exercise of a Right shall initially be $50.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof (the "Purchase Price") and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or for such Common Stock, other securities or other property, as the case may be) to be purchased, and an amount equal to any applicable transfer tax payable in accordance with Section 9(e) (as determined by the Rights Agent), in cash, or by certified check, cashier's check or money order payable to the order of the Company (or other proper party in the case of payments to be made in accordance with Section 9(e)), the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt promptly deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to
Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

          (e) From and after the occurrence of a Section 11(a)(ii) Event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.
All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          SECTION 9. RESERVATION AND AVAILABILITY OF PREFERRED STOCK. (a) Subject to the terms of its certificate of incorporation, the Company covenants and agrees that it shall use its best efforts to cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Triggering Event, shall so reserve and keep available a sufficient number of shares of Preferred Stock (and/or other securities) which may be required to permit the exercise in full of all outstanding Rights in accordance with Section 7.

          (b) So long as the shares of Preferred Stock (and, after the occurrence of a Triggering Event, any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares or units of such other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Preferred Stock and/or Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or delivery of the shares of Preferred Stock and/or Common Stock in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock, and/or Common Stock in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          SECTION 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly presented and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such presentation and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11:

               (a) (i) In the event the Company shall at any time after the Record Date (A) declare a dividend on its then outstanding Preferred Stock that is payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and
     Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

               (ii) Subject to Section 23 of this Agreement, in the event (a "Section 11(a)(ii) Event") that any Person (other than any employee benefit plan of the Company or any Subsidiary of the Company or any Person organized, appointed or established by the Company or such Subsidiary for or pursuant to the terms of any such employee benefit plan), alone or together with its Affiliates and Associates (other than the Company, any Subsidiary of or other Person controlled by the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any Person organized, appointed or established by the Company or such Subsidiary for or pursuant to the terms of any such employee benefit plan), shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right, except as provided in Sections 7(e) and 11(a)(iii) hereof, shall have a right to receive upon exercise of each Right at a price equal to the then current Purchase Price multiplied by the number of one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one-hundredths of a share of Preferred Stock for which a Right was exercisable (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of one-hundredths of a Preferred Share for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event) immediately prior to such Section 11(a)(ii) Event and (y) dividing that product by 50% of the current market price per one share of Common Stock of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of the event set forth in this subparagraph (ii) (such number of shares being referred to as the number of "adjustment shares"). Successive adjustments shall be made pursuant to this paragraph each time a Section 11(a)(ii) Event occurs. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

               (iii) In lieu of issuing shares of Common Stock of the Company in accordance with Section 11(a)(ii) hereof, the Company, acting by resolution of its Board of Directors (which resolution shall be effective only with the concurrence of a majority of the Continuing Directors), may, and, in the event that the number of shares of Common Stock which are authorized by the Company's Certificate of

     Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, shall (A) determine the excess of (1) the value of the adjustment shares issuable upon the exercise of a Right (the "current value"), over (2) the Purchase Price attributable to each Right (such excess, the "spread") and
     (B) with respect to each Right (subject Section 7(e) hereof), make adequate provision to substitute for the adjustment shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
     (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares of preferred stock which the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) has deemed to have the same value as shares of Common Stock of the Company (such shares or units of preferred stock hereinafter called "common stock equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the current value, where such aggregate value has been determined by action of the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company which has theretofore performed no services for the Company or any Subsidiary of the Company in the past five years; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the first date that the right to redeem the Rights pursuant to Section 24 hereof, as such date may be amended pursuant to Section 26 hereof, shall expire (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) trigger date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock of the Company (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the spread. If, after the occurrence of a Section 11(a)(ii) Event, the number of shares of Common Stock that are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit exercise in full of the Rights in accordance with Section 11(a)(ii) hereof and the Company, acting by resolution of its Board of Directors (which resolution shall be effective only with the concurrence of a majority of the Continuing Directors), shall determine in good faith that it is likely that sufficient additional shares of its Common Stock could be authorized for issuance upon exercise in full of the Rights, then the thirty-day period set forth above may be extended to the extent necessary, but not more than ninety days after the Section 11(a)(ii) trigger date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period as it may be extended, the "substitution period"). To the extent that the Company determines that some action is to be taken pursuant to the terms of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the substitution period in order to seek such stockholder approval for the authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to the first sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock of the Company shall be the current market price per share (determined in accordance with Section 11(d) hereof) of the Common Stock of the Company on the date of the occurrence of the Section 11(a)(ii) Event, and the per share or per unit value of any Common Stock Equivalents shall be deemed to equal the current market price (determined in accordance with Section 11(d) hereof) per share of the Common Stock of the Company on such date.

               (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same or more favorable rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants distributable in respect of one share of Preferred Stock and the denominator of which shall be the current market price (determined pursuant to Section 11(d)) per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

               (d) (i) For the purpose of any computation hereunder, other than in Section 11(a) (iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive "trading days" (as such term is hereinafter defined) immediately prior to such date and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive trading days immediately following such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of 30 trading days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent. The term, "trading day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

               (ii) For the purpose of any computation hereunder, the "current market price" per share (or one one-hundredths of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share (or one one-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock and the "current market price" per one one-hundredth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandths of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of this transaction which mandates such adjustment or (ii) the Expiration Date.

               (f) If as a result of any provision of Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a), (b), (c), (e), (g), (h), (i),
     (j), (k), (m) and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price.
     If upon any exercise of the Rights, a holder is to receive a combination of Common stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (m) Anything to the contrary in this Section 11 notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

               (n) The Company covenants and agrees that it shall not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

               (o) The Company covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or 24 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

               (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     SECTION 12.  CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF
SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

          SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (a) In the event that, at any time after a Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with the Company or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) (each, a "Section 13 Event"), then, and in each such case, proper provision shall be made so that (i) each holder of a Right, subject to Section 7(e) hereof, shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly authorized and issued, fully paid, non-assessable, and freely tradable shares of Common Stock of the principal party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one-hundredths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and (2) dividing that product by 50% of the current market price per share of the Common Stock of such principal party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such principal party, it being specifically intended that the provisions of
Section 11 hereof shall apply to such principal party; and (iv) such principal party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

     (b)  "Principal party" shall mean

               (i) in the case of any transaction described in (x) or (y) of the first sentence of this Section 13, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

               (ii) in the case of any transaction described in (z) of the first sentence in this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case,
     (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, "principal party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "principal party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons, the rules set forth in (1) and (2) above shall apply to each of the Persons having an interest in such joint venture as if such joint venture were a "Subsidiary" of both or all of such Persons and, in connection therewith, "principal party" shall refer to each of such Persons and each such principal party shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests.

If, for any reason, the Rights cannot be exercised for Common Stock of the Company or such principal party, then a holder of Rights will have the right to exchange his Rights for cash from the Company or such principal party in an amount equal to the number of shares of such Common Stock of the Company or of such principal party he would otherwise be entitled to purchase times 50% of the then current market price, as determined pursuant to Section 11(d)(i) hereof, of the Common Stock of the Company or of such principal party, as the case may be. If, for any reason, including, without limitation, if such principal party is an individual, private partnership or private company, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Directors, based upon the advice from one or more investment banking firms, shall determine such amount reasonably and with utmost good faith to the holders of Rights. Any such determination shall be binding and final.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and each principal party and each other Person who may become a principal party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the principal party at its own expense will

               (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

               (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

               (iii) deliver to holders of the Rights historical financial statements for the principal party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

     (d) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

     (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall be exercisable in the manner described in Section 13(a).

     SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.  (a)  The
Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the trading day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, then the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the trading day immediately prior to the date of such exercise.

          (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 14(c), the current market value of such share or unit shall be determined in the manner set forth in Section 11(d)(i) with respect to shares of Common Stock except that the current market price shall be determined by reference only to the trading day immediately prior to the date of such exercise.

          (d) Except as otherwise expressly provided herein, the holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          SECTION 15. RIGHTS OF ACTION. From and after the Record Date, all rights of action in respect of this Agreement, except rights of action given to the Rights Agent pursuant to Sections 20 and 21 hereof, are vested in the respective registered holders of the Rights Certificates (and during the period that commences on the Record Date and ends on the Distribution Date, the registered holders of the Common Stock); and from and after the Record Date any registered holder of any Rights Certificate

(or, during the period that commences on the Record Date and ends on the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights, would not have an adequate remedy at law or any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees incurred by them in any action to enforce the provisions of this Agreement.

          SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) during the period that commences on the Record Date and ends on the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

               (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

               (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, during the period that commences on the Record Date and ends on the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.

          SECTION 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it, after property inquiry or examination, to be genuine and to be signed, executed and, where necessary verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel set forth in Section 20 hereof.

          SECTION 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
AGENT.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at the time any of the Rights Certificates shall not have been countersigned any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates in this Agreement.

          (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver the Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound;

               (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price per share of Common Stock) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 3, 11, 13, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it be responsible for any determination by the Board of Directors of the Company of the current market value of the Rights or Preferred Stock or Common Stock pursuant to the provisions of Section 14 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

               (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

               (l) The Rights Agent shall not be required to take notice of or be deemed to have notice of any fact, event or determination under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

          SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or the State of Texas or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York, in good standing, having an office in the State of Texas or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES"". Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

          SECTION 23. EXCHANGE. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, authorize and direct the Company to exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 23 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 23, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

          (d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 23, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence shares of Common Stock in connection with any exchange made pursuant to this Section 23. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the trading day immediately prior to the date of exchange pursuant to this Section 23.

          SECTION 24. REDEMPTION. (a) The Company may, by resolution of its Board of Directors (which resolution shall, if adopted following the Stock Acquisition Date, be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office), at its option, at any time prior to the earlier of (x) the Close of Business on the tenth Business Day following the Stock Acquisition Date or (y) the Close of Business on the Expiration Date redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right (payable in cash, shares of Common Stock (based on the current market price, determined pursuant to Section 11(d), of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "redemption price"); provided, however, that the Board of Directors of the Company may act only with the concurrence of a majority of the Continuing Directors in authorizing redemption of the Rights on or after the date of a change (resulting from a proxy or consent solicitation effected in compliance with applicable law and the requirements of any national securities exchange on which the Common Stock of the company is listed) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event.

          (b) In the event that, following the occurrence of the Stock Acquisition Date and following the expiration of the right of redemption under subparagraph (a) of this Section 24, but prior to any Triggering Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock of the Company in one transaction, or a series of transactions (not directly or indirectly involving the Company or any of its Subsidiaries), which did not result in the occurrence of a Triggering Event, such that such Person is thereafter a Beneficial Owner of 5% or less of the outstanding Common Stock of the Company, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are

Acquiring Persons and (iii) the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) shall so approve, then the Company's right of redemption provided in subparagraph (a) of this Section 24 shall be reinstated and thereafter all outstanding Rights shall again be subject to the provisions of this Section 24.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event during such time as the Company has the right to redeem the Rights under this Section 24.

          (d) Immediately upon the action of the Board of Directors of the Company (with, if required, the concurrence of a majority of the continuing Directors) ordering the redemption of the Rights (or at such time subsequent to such action as the Board of Directors, with the concurrence of a majority of the Continuing Directors, may determine, including, without limitation, the time of the occurrence of one or more events or the satisfaction of one or more conditions), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase any Rights at any time in any manner other than that specifically set forth in this Section 24, other than in connection with the repurchase of Common Stock of the Company prior to the Distribution Date.

          SECTION 25.  NOTICE OF CERTAIN EVENTS.  (a)  If after the Record
Date the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) If any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

          SECTION 26. NOTICES. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Bellwether Exploration Company
                    1331 Lamar, Suite 1455
                    Houston, Texas 77010
                    Attn:  Secretary

          (b) Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                    American Stock Transfer & Trust Company
                    40 Wall Street, 46th Floor
                    New York, New York  10005
                    Attn: Corporate Trust Department

          (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) and only if approved by the Continuing Directors. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in Section 1(a) to not less than the greater of (i) any percentage greater than the largest percentage of the then outstanding Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Stock for or pursuant to the terms of any such plan) and (ii) 10%. Prior to the Record Date, the Board of Directors of the Company may amend, modify or terminate this Agreement in any manner determined, in their sole discretion, to be necessary or appropriate.

          SECTION 28.  DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS,
ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, (y) not subject the Board to any liability to the holders of the Rights Certificates.

          SECTION 29. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

          SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

          SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereto affixed and attested, all as of the day and year first above written.

                                BELLWETHER EXPLORATION COMPANY


Attest:                         By:
        ---------------------       ---------------------------
                                    Name: J. Darby Sere
                                    Title: Chairman and
                                    Chief Executive Officer



                                AMERICAN STOCK TRANSFER &
                                TRUST COMPANY


Attest:                         By:
        ---------------------       ---------------------------
                                    Name:
                                    Title:

                                                                       Exhibit A


                                    FORM OF

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                          OF SERIES A PREFERRED STOCK

                                      OF

                        BELLWETHER EXPLORATION COMPANY


                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


     I, J. Darby Sere, President and Chief Executive Officer of Bellwether Exploration Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on September 12, 1997, adopted the following resolution creating a series of 300,000 shares of Preferred Stock designated as Series A Preferred Stock.

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation is hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     SECTION 1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock of the Corporation which shall be designated as "Series A Preferred Stock", par value $1.00 per share, and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     SECTION 2. DIVIDENDS AND DISTRIBUTIONS. (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of

Series A Preferred Stock in preference to the holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 (twenty-five cents), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash and non-cash (payable in kind) dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after September 26, 1997 (the "Record Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 (twenty-five cents) per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

       (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of

Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

      (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and no later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

       (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     SECTION 4. CERTAIN RESTRICTIONS. (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

        (i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

       (ii) Declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (iii) Redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

       (iv) Purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to the dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received per share, the greater of $.25 (twenty-five cents) or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Record Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

     SECTION 8. REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     SECTION 9. RANKING. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     SECTION 10. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ____ day of _________, 1997.


                                        By:___________________________
                                        Name:   J. Darby Sere
                                        Title:  Chairman and Chief Executive
                                                 Officer

Attest:


______________________________
Roland E. Sledge, Secretary

                                                                       Exhibit B


                          [Form of Rights Certificate]



Certificate No. R-                                              _________ Rights


     NOT EXERCISABLE AFTER SEPTEMBER 26, 2007 OR EARLIER IF NOTICE OF EXCHANGE OR REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO EXPIRATION, REDEMPTION AND EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BE CERTAIN PERSONS MAY BECOME NULL AND VOID.

                               Rights Certificate

                         Bellwether Exploration Company
                            (a Delaware corporation)

     This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 12, 1997 (the "Rights Agreement") between Bellwether Exploration Company, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (Houston, Texas time) on September 26, 2007, unless prior thereto such Rights are redeemed or exchanged in accordance with the terms of the Rights Agreement, at the office of the Rights Agent designated for such purpose, one one-hundredth of a fully paid, non-assessable share of Series A Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $[_____] per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ___________, ____, based on the Preferred Stock as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities or consideration which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company, and the Company will mail to the holder a copy of the Rights Agreement within five days of a written request therefor.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right, payable in cash, common stock or other consideration.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be exchanged by the Company at its option at an exchange price of one share of Common Stock (or certain other securities) per Right, subject to adjustment.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, ____.



ATTEST:                      BELLWETHER EXPLORATION COMPANY



____________________________ By:_________________________
Name:                           Name:
Title:                          Title:

Countersigned:

____________________________
as Rights Agent

____________________________
Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

            (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Certificate.)


          FOR VALUE RECEIVED __________________ sell, assigns and

transfers unto _________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ , to transfer the within Rights Certificate on the books of the within-named Company, will full power of substitution.

Dated:_____________, ____

                                          ______________________________________
                                          Signature


Signature Guaranteed:

                                  Certificate
                                  -----------

              The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________, ____               ______________________________________
                                          Signature


                                     NOTICE
                                     ------

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  [Form of Reverse Side of Rights Certificate]

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                              exercise the Rights)


To Bellwether Exploration Company:

          The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or Common Stock or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


________________________________________________________________________________
          (Please insert social security or other identifying number)

 _______________________________________________________________________________
                        (Please print name and address)

 _______________________________________________________________________________

          The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

________________________________________________________________________________
          (Please insert social security or other identifying number)
                 [complete only if Rights Certificate is to be
                registered in a name other than the undersigned]

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________


Dated:______________, ____

                                          ______________________________________
                                          Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

              The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _____________, ____                ______________________________________
                                          Signature

                                     Notice
                                     ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C

                             SUMMARY OF THE RIGHTS

     On September 12, 1997, the Board of Directors of Bellwether Exploration Company (the "Company") authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock, par value $.01 per share, of the Company (the "Common Shares"). The dividend is payable on September 26, 1997 (the "Record Date") to the holders of record of Common Shares as of the close of business on such date.

     The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of a Rights Agreement (the "Rights Agreement") dated as of September 12, 1997 by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     1.  COMMON SHARE CERTIFICATES REPRESENTING RIGHTS

     Until the Distribution Date (as defined in Section 2 below), (a) the Rights shall not be exercisable, (b) the Rights shall be attached to and trade only together with the Common Shares and (c) the stock certificates representing Common Shares shall also represent the Rights attached to such Common Shares. Common Share certificates issued after the Record Date and prior to the Distribution Date shall contain a notation incorporating the Rights Agreement by reference.

     2.  DISTRIBUTION DATE

     The "Distribution Date" is the earliest of (a) the tenth day following the date of the first public announcement that any person (other than the Company or certain related entities, and with certain additional exceptions) has become the beneficial owner of 15% or more of the then outstanding Common Shares (such person is an "Acquiring Person" and the date of such public announcement is the "Stock Acquisition Date") or (b) the close of business on the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person (other than the Company and certain related entities and with certain additional exceptions) to become an Acquiring Person. In calculating the percentage of outstanding Common Shares that are beneficially owned by any person, such person shall be deemed to beneficially own any Common Shares issuable upon the exercise, exchange or conversion of any options, warrants or other securities beneficially owned by such person and any Common Shares beneficially owned by certain affiliates and associates of such person. Notwithstanding the foregoing, if any person shall become the beneficial owner of at least 15% of the outstanding Common Shares by reason of purchases of Common Shares by the Company, then such person shall not be deemed an "Acquiring Person" until such person thereafter acquires beneficial ownership of, in the aggregate, a number of additional Common Shares equal to 1% or more of the then outstanding Common Shares.

     After the Distribution Date, the Rights shall separate from the Common Shares, Rights certificates shall be issued, and the Rights shall become exercisable to purchase Preferred Shares as described in Section 5 below.

     3.  ISSUANCE OF RIGHTS CERTIFICATES

     As soon as practicable following the Distribution Date, separate certificates representing only Rights shall be mailed to the holders of record of Common Shares as of the close of business on the Distribution Date, and such separate Rights certificates alone shall represent such Rights from and after the Distribution Date.

     4.  EXPIRATION OF RIGHTS

     The Rights shall expire on September 26, 2007, unless earlier redeemed or exchanged.

     5.  EXERCISE OF RIGHTS

     Unless the Rights have expired or been redeemed or exchanged, they may be exercised, at the option of the holders, pursuant to paragraphs (a), (b) or (c) below. No Right may be exercised more than once or pursuant to more than one of such paragraphs. From and after the first event of the type described in paragraphs (b) or (c) below, each Right that is beneficially owned by an Acquiring Person or an affiliate or associate thereof shall be void.

     (a) RIGHT TO PURCHASE PREFERRED SHARES. From and after the close of business on the Distribution Date, each Right (other than a Right that has become void) shall be exercisable to purchase one one-hundredth of a share of Series A Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), at an exercise price of $50.00) (the "Purchase Price").
The Preferred Shares are nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, are subordinate to any other series of the company's preferred stock whether issued before or after the issuance of the Preferred Shares. The Preferred Shares may
not be issued except upon exercise of Rights.   The holder of a Preferred Share
is entitled to receive when, as and if declared, the greater of (i) cash and non-cash dividends in an amount equal to 100 times the dividends declared on each Common Share or (ii) a preferential annual dividend of $1.00 per Preferred Share. In the event of liquidation, the holders of Preferred Shares shall be entitled to receive a liquidation payment in an amount equal to the greater of
(1) $.25 (twenty-five cents) per Preferred Share, plus all accrued and unpaid dividends and distributions on the Preferred Shares, or (2) an amount equal to 100 times the aggregate amount to be distributed per Common Share. Each Preferred Share has 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of a Preferred Share shall be entitled to receive 100 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-hundredth of a Preferred Share should approximate the value of one Common Share.

     (b) RIGHT TO PURCHASE COMMON SHARES OF THE COMPANY. In the event that any person, alone or together with its affiliates or associates, shall become an Acquiring Person (subject to certain exceptions), each Right (other than a Right that has become void) shall be exercisable to purchase, at the Purchase Price (initially $50.00), Common Shares with a market value equal to two times the Purchase Price. If the Company does not have sufficient Common Shares available for all Rights to be exercised the Company shall, or otherwise if the Company so elects the Company may, substitute for all or any portion of the Common Shares that would otherwise be issuable upon the exercise of the Rights, cash, assets or other securities having the same aggregate value as such Common Shares.

     (c) RIGHT TO PURCHASE COMMON STOCK OF A SUCCESSOR CORPORATION. If, after a person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a merger or other business combination in which all or part of the outstanding Common Shares are changed into or exchanged for stock or assets of another person or (iii) 50% or more of the company's consolidated assets or earning power are sold, then each Right (other than a Right that has become void) shall thereafter be exercisable to purchase, at the Purchase Price (initially $50.00), shares of common stock or cash of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Purchase Price.

     6.  ADJUSTMENTS TO PREVENT DILUTION

     The Purchase Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution. With certain exceptions, no adjustment in the Purchase Price shall be required until cumulative adjustments require an adjustment of at least 1%.

     7.  CASH PAID INSTEAD OF ISSUING FRACTIONAL SECURITIES

     No fractional securities shall be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-hundredth of a Preferred Share, which fractions may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash shall be made based on the market price of such securities on the last trading date prior to the date of exercise.

     8.  REDEMPTION

     Prior to the earlier of the close of business on the tenth business day following a Stock Acquisition Date or the close of business on the earlier of expiration, redemption or exchange of the Rights, the Company may, by resolution of its Board of Directors (or of certain "Continuing Directors", as hereinafter defined, if such resolution is adopted after a Stock Acquisition Date), redeem all of the then outstanding Rights at a redemption price of $.01 per Right, subject to adjustment, payable in cash, Common Shares or other appropriate consideration.

     9.  EXCHANGE

     At any time after any Person becomes an Acquiring Person and prior to the first date thereafter upon which an Acquiring Person (with certain exceptions) shall be the beneficial owner of 50% or more of the outstanding Common Shares, the Board of Directors may, at its option, direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustment. Immediately upon such action by the Board of Directors, the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive a number of Common Shares to which such holder is entitled pursuant to such exchange ratio.

     10.  NO STOCKHOLDER RIGHTS PRIOR TO EXERCISE

     Until a Right is exercised, the holder thereof, as such, shall have no rights as a stockholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

     11.  AMENDMENT OF RIGHTS AGREEMENT

     The Board of Directors may, from time to time, without the approval of any holder of Rights, direct the Company and the Rights Agent to supplement or amend any provision of the rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and Rights Agent shall so supplement or amend such provision; provided, however, that from and after the time that any person becomes an Acquiring Person, the Rights Agreement shall not be supplemented or amended in any manner that would adversely affect any holder of outstanding Rights other than an Acquiring Person; provided, further that from and after the time that any person becomes an Acquiring Person, the Rights Agreement shall not be supplemented or amended in any manner without the approval of certain Directors who were elected at a regularly scheduled, annual meeting of the Company or Directors appointed by such Directors so elected ("Continuing Directors").